Exhibit 21.1

                       SUBSIDIARIES OF AMEREN CORPORATION
                              AT DECEMBER 31, 2003

                                                          State or Jurisdiction
Name                                                         of Incorporation
--------------------------------                          ---------------------

Ameren Corporation                                                 Missouri
  Ameren Development Company                                       Missouri
     Ameren Energy Communications, Inc.                            Missouri
     Ameren ERC, Inc.                                              Missouri
         Missouri Central Railroad Company                         Delaware
         Gateway Energy Systems, L.C.                              Missouri
            Gateway Energy WGK Project, L.L.C.                     Missouri
  Ameren Energy, Inc.                                              Missouri

  Ameren Energy Resources Company                                  Illinois
     Ameren Energy Development Company                             Illinois
         Ameren Energy Generating Company                          Illinois
            Coffeen and Western Railroad Company                   Illinois
     Ameren Energy Fuels and Services Company                      Illinois
         Cowboy Railroad Development Co., L.L.C.                   Arkansas
         AFS Development Company, LLC                              Illinois
     Ameren Energy Marketing Company                               Illinois
     Illinois Materials Supply Co.                                 Illinois
     AmerenEnergy Medina Valley Cogen, (No. 4) L.L.C.              Illinois
         AmerenEnergy Medina Valley Operations, L.L.C.             Illinois
         AmerenEnergy Medina Valley Cogen (No. 2) L.L.C.           Illinois
            AmerenEnergy Medina Valley Cogen, L.L.C.               Illinois
     Electric Energy, Inc. (20% interest)                          Illinois

  Ameren Services Company

  Central Illinois Public Service Company                          Illinois
     CIPS Energy Inc.                                              Illinois

  CIPSCO Investment Company                                        Illinois
     CIPSCO Securities Company                                     Illinois
     CIPSCO Leasing Company                                        Illinois
         CLC Aircraft Leasing Company                              Illinois
         CLC Leasing Company A                                     Illinois
     CIPSCO Energy Company                                         Illinois
         CEC-ACLP Co.                                              Illinois
     CIPSCO Venture Company                                        Illinois



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  Union Electric Company                                           Missouri
     Union Electric Development Corporation                        Missouri
     Electric Energy, Inc. (40% interest)                          Illinois

  CILCORP INC.
     Central Illinois Light Company                                Illinois
         CILCO Exploration and Development Co.                     Illinois
         AmerenEnergy Resources Generating Company                 Illinois
         CILCO Energy Corporation                                  Illinois
     CILCORP Investment Management Inc.                            Illinois
         CIM Air Leasing Inc.                                      Delaware
         CIM Energy Investments Inc.                               Illinois
         CIM Leasing Inc.                                          Delaware
         CILCORP Lease Management Inc.                             Delaware
            CLM Inc., IV                                           Delaware
            CLM Inc. - VII                                         Delaware
            CLM Inc. - VIII                                        Delaware
            CLM X, Inc.                                            Delaware
              CLM Inc., VI                                         Delaware
              CLM XI, Inc                                          Delaware
            CLM XII, Inc.                                          Delaware
     QST Enterprises Inc.                                          Illinois
         QST Energy Inc.                                           Illinois
            QST Energy Trading Inc.                                Illinois
         CILCORP Infraservices Inc.                                Illinois
         QST Inc.                                                  Illinois
         ESE Land Corporation                                      Illinois
             Savannah Resources Corp.                              California
             ESE Placentia Development Corporation                 Illinois
             California/Nevada Development L.L.C.                  Delaware
     CILCORP Ventures Inc.                                         Illinois
         CILCORP Energy Services Inc.                              Illinois
         Agricultural Research & Development Corp.                 Illinois